Exhibit 4.7.2

[***] AMENDMENT

AMONG

AVIANCA HOLDINGS S.A.

AEROVIAS DEL CONTINENTE AMERICANO S.A., AVIANCA

GRUPO TACA HOLDINGS LIMITED

AVIANCA LEASING L.L.C.

AND

AIRBUS S.A.S

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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This [***] Amendment (the “Amendment”), is made as of the              day of                                         , 2015,

among

AVIANCA HOLDINGS S.A., legal successor of AVIANCATACA HOLDING S.A., a company created and existing under the laws of Panama and having its principal office at Calle Aquilino de la Guardia No.8, Cuidad de Panama, Republica de Panama (“Avianca Holdings”);

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, a company created and existing under the laws of Colombia having its registered office at Avenida Calle 26 No. 59-15 Bogota, Colombia (“Avianca”);

GRUPO TACA HOLDINGS LIMITED, created and existing under the laws of the Commonwealth of The Bahamas and having its principal office at Winterbotham Place, Marlborough and Queen Streets. P.O. Box N-3026 Nassau, the Bahamas (“GTH”);

AVIANCA LEASING L.L.C., a company created and existing under the laws of Delaware, having its registered office at National Registered Agents Inc., 160 Greentree Drive, Suite 101, City of Dover, County of Kent, DE 19904, U.S.A. (“Avianca Leasing”);

(Avianca, and GTH being jointly and severally referred to as the “Buyer”),

and

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law and having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (hereinafter referred to as the “Seller”)

WHEREAS

(A)	Avianca Holdings, Avianca, GTH and Avianca Leasing and the Seller have entered into, respectively, the 2011 Agreement, Avianca Agreement, GTH Agreement and Avianca Leasing Agreement (the “Agreements”), to cover, inter alia, the sale and purchase of [***] Aircraft comprised of [***]Ceo Aircraft and [***]Neo Aircraft, as described and defined in Schedule 1 hereto;

(B)	Under the terms and conditions set forth herein and subject to, inter alia, signature of the 2015 Agreement (as defined below), Avianca, GTH and the Seller wish to:

(1)	[***]

(2)	[***];

(C)	Concurrently with and as a condition precedent to the signature of this Amendment, the Buyer and the Seller, wish to enter into an A320neo Aircraft Family Purchase Agreement, to cover, inter alia, the

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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purchase by the Buyer and the sale by the Seller of [***] A320neo family aircraft which includes [***] Neo Aircraft (as this term is defined in Schedule 1 hereto (the “2015 Agreement”);

NOW THEREFORE IT IS AGREED AS FOLLOWS:

0	DEFINED TERMS

Capitalized terms used herein and not otherwise expressly defined in this Amendment shall have the meanings assigned thereto in the 2011 Agreement, the Avianca Agreement or the GTH Agreement, as relevant.

1	[***] NEO AIRCRAFT

1.1	[***] Neo Aircraft

Subject to the conditions precedent set forth in Clause 3 hereof, the 2011 Agreement, the Avianca Agreement and the GTH Agreement are [***]

1.2	[***] Predelivery Payments and [***]

1.2.1	[***]

2	[***] CEO AIRCRAFT

2.1	Except as provided under Clause 3 below, all the terms and conditions of the 2011 Agreement shall continue to apply so far as they relate to Ceo Aircraft.

2.2	All the terms and conditions of the Avianca Agreement, the [***] shall continue to apply so far as they relate to Ceo Aircraft.

3	CUSTOMER SUPPORT SERVICES

3.1	The reference to “[***] Aircraft” in Appendix A to Clause 16 of the 2011 Agreement is hereby replaced with a reference to “[***]”.

3.2	[***] [***]:

QUOTE

5	[***]

Subject to the Buyer and/or any of its Subsidiaries not being in material default under any of their respective agreements with the Seller and/or any of its Affiliates, the Seller shall grant to the Buyer, at Delivery of each Aircraft, [***] 6 [***]

Subject to the Buyer and/or any of its Subsidiaries not being in material default under any of their respective agreements with the Seller and/or any of its

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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Affiliates, the Seller shall grant to the Buyer, at Delivery of each Aircraft [***] 7 [***]

Subject to the Buyer and/or any of its Subsidiaries not being in material default under any of their respective agreements with the Seller and/or any of its Affiliates, [***]    [***] UNQUOTE

5	BUYER REPRESENTATIONS

The Buyer and Avianca Holdings warrant and represent the following:

(i)	the Buyer and the Seller have entered into the 2015 Agreement and it remains in full force and effect;

(ii)	Neither the Buyer, Avianca Holdings nor Avianca Leasing are in breach of any of their obligations under any of the Agreements, the 2015 Agreement or other agreement(s) with the Seller and/or any of its Affiliates (each, an “Other Agreement”), and

(iii)	to the best of each of Avianca Holdings’ Avianca Leasing’s and the Buyer’s knowledge and belief, no termination event or event of default under any of the Agreements, the 2015 Agreement or Other Agreement has occurred and is continuing.

6	MISCELLANEOUS

6.1	The relevant Agreements will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with their original terms.

6.2	This Amendment will constitute an integral, nonseverable part of the Agreements and be governed by its provisions, except that if the Agreements and this Amendment have specific provisions that are inconsistent, the specific provisions contained in this Amendment will govern.

6.3	Except as otherwise provided by the terms and conditions hereof, this Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorized representatives of both parties.

6.4	This Amendment (and its existence) shall be treated by each party as confidential and shall not be released or revealed in whole or in part to any third party without the prior written consent of the other party. In particular, each party agrees not to make any press release or public filing concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other party

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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6.5	Notwithstanding any other provision of this Amendment or of the Agreements, this Amendment will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of this provisions will be void and of no force or effect.

6.6	This Amendment may be executed by the parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

6.7	THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

IT IS AGREED THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS AMENDMENT

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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IN WITNESS WHEREOF this Amendment was entered into the day and year above written.

AVIANCA HOLDINGS S.A.

Name:

Title:

Signature:

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

Name:

Title:

Signature:

GRUPO TACA HOLDINGS LIMITED

Name:

Title:

Signature:

AVIANCA LEASING L.L.C.

Name:

Title:

Signature:

AIRBUS S.A.S.

Name:

Title:

Signature:

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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Schedule 1

(A)	On December 27th, 2011, Avianca Holdings and the Seller entered into an A320ceo Family and A320neo Family Purchase Agreement (the “2011 Agreement”), as amended and supplemented from time to time, to cover, inter alia, the purchase by Avianca Holdings and the sale by the Seller of [***]

(B)	On February 28th, 2013, Avianca Holdings and the Seller entered into an Amendment N°1 to the 2011 Agreement to amend certain provisions (the “Amendment N°1 to the 2011 Agreement”).

(C)	On February 28th, 2013, concurrently with the execution of the Amendment No1 to the 2011 Agreement, pursuant to the terms of [***] of the 2011 Agreement, Avianca Holdings, Avianca and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “First Avianca Assignment”), whereby Avianca Holdings partially transferred and assigned to Avianca its rights, title, benefits and interests and its obligations and liabilities under the 2011 Agreement so far as they relate to [***] Aircraft and [***] Aircraft.

The 2011 Agreement as partially transferred and assigned by Avianca Holdings to Avianca pursuant to the First Avianca Assignment, and as amended and supplemented from time to time, is hereinafter referred to as the “Avianca Agreement”.

(D)	On February 28th, 2013, concurrently with the execution of the Amendment No1 to the 2011 Agreement, pursuant to the terms of the [***] of the 2011 Agreement, Avianca Holdings, GTH and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “First GTH Assignment”), whereby Avianca Holdings partially transferred and assigned to GTH its rights, title, benefits and interests and its obligations and liabilities under the 2011 Agreement so far as they relate to [***] Aircraft and [***] Aircraft.

The 2011 Agreement as partially transferred and assigned by Avianca Holdings to GTH pursuant to the First GTH Assignment, and as amended and supplemented from time to time, is hereinafter referred to as the “GTH Agreement”.

(E)	On February 28th, 2014, Avianca and the Seller, with the consent of Avianca Holdings, have entered into an Amendment N°1 to the Avianca Agreement (the “Amendment N°1 to the Avianca Agreement”) to [***] Aircraft bearing rank [***] into [***]Aircraft.

(F)	On March 31st, 2014, GTH and the Seller, with the consent of Avianca Holdings, have entered into an Amendment N°1 to the GTH Agreement (the “Amendment N°1 to the GTH Agreement”) to [***] Aircraft bearing rank [***] into [***]Aircraft and [***] Aircraft bearing rank [***] into [***] Aircraft.

(G)

On December 31st, 2014, Avianca Holdings, Avianca and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “Second Avianca Assignment”), whereby Avianca partially transferred and assigned back to Avianca Holdings its rights, title, benefits and interests and

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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its obligations and liabilities under the Avianca Agreement so far as they relate to [***] Aircraft bearing rank [***];

(H)	On December 31st, 2014, Avianca Holdings, GTH and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “Second GTH Assignment”), whereby GTH partially transferred and assigned back to Avianca Holdings its rights, title, benefits and interests and its obligations and liabilities under the GTH Agreement so far as they relate to [***] Aircraft bearing rank [***];

(I)	On December 31st, 2014, concurrently with the execution of the Second Avianca Assignment and the Second GTH Assignment, Avianca Holdings, Avianca Leasing and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “First Avianca Leasing Assignment”), whereby Avianca Holdings partially transferred and assigned to Avianca Leasing its rights, title, benefits and interests and its obligations and liabilities under the 2011 Agreement so far as they relate to [***] Aircraft bearing rank [***];

The 2011 Agreement as partially transferred and assigned by Avianca Holdings to Avianca Leasing pursuant to the First Avianca Leasing Assignment, and as may be amended and supplemented from time to time, is hereinafter referred to as the “Avianca Leasing Agreement”.

(J)	On December 31st, 2014, the Buyer, Avianca Leasing and the Seller entered into a Memorandum of Understanding (the “MOU”), to cover, inter alia, the purchase by the Buyer and the sale by the Seller of [***]

(K)	On March 27th, 2015, Avianca and the Seller, with the consent of Avianca Holdings, have entered into an amendment N°2 to the Avianca Agreement (the “Amendment N°2 to the Avianca Agreement”) to [***] Aircraft bearing rank [***] into [***] Aircraft.

(L)	On March 27th, 2015, GTH and the Seller, with the consent of Avianca Holdings, have entered into an amendment N°2 to the GHT Agreement (the “Amendment N°2 to the GTH Agreement”) to [***] Aircraft bearing rank [***]into [***]Aircraft, and [***] Aircraft bearing rank [***] into [***] Aircraft.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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